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                                   EX-10.22

                             STOCK PURCHASE AGREEMENT

     This Agreement is made as of the 1st day of May, 1996, by and between Edberg Associates Limited Partnership, a Connecticut limited partnership with an address of 356 Woodland Lane, Orange, Connecticut 06477 ("Buyer") and PURO WATER GROUP, INC., a Delaware corporation with and address of 56-45 58th Street, Maspeth, New York 11378 (hereinafter referred to as the "Seller" or the "Company").

                               W I T N E S S E T H:

     WHEREAS, the buyer wishes to acquire from the Company, and the Company desires to sell to the Buyer, Two Hundred Thousand (200,000) shares of the Seller's common voting stock, .01 par value (the "Common Stock"); and
     WHEREAS, prior to the consummation of the transactions contemplated hereby, the shareholders of the Company and their respective holdings are as follows:

SHAREHOLDERS                           NUMBER OF SHARES

Peter T. Dixon Trust                   968,000
W. Palmer Dixon Trust                  808,000
Peter T. Dixon, Individually           160,000
Scott & Beth Levy                      864,000
Jack C. West                           800,000


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Thomas Limited Partnership             400,000
                                       ---------------

Total Issued Shares                    4,000,000
                                       ---------------
                                       ---------------

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and subject to the terms and conditions set forth herein, the Buyer and the Company agree as follows:

     I.  PURCHASE OF SHARES, CONSIDERATION AND PAYMENT

     1.01  PURCHASE AND SALE OF SHARES.   Upon the execution hereof, the
Buyer will purchase from the Company, and the Company will, upon he the terms and conditions set forth in this Agreement, sell, transfer and deliver to the Buyer, a certificate evidencing Buyer's ownership of Two Hundred Thousand (200,000) shares of the Common Stock. Said transfer and delivery of Stock will hereinafter be referred to as the Closing.

     1.02 CONSIDERATION. As consideration for the purchase and sale of the Shares, the Buyer shall pay to the Seller the sum of Five Hundred Thousand Dollars and 00/100 ($500,000) in cash or immediately available funds.

     1.03 RENDERING OF CONSIDERATION; DOCUMENTARY STAMPS; TAXES. The consideration for the Stock shall be deemed rendered upon the completion of the Closing. No additional funds or consideration shall be required to be provided or paid at said Closing or

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thereafter.  The certificates to be delivered to buyer shall have all necessary documentary stamps affixed thereto and Seller shall be liable for, and shall pay in full, all transfer taxes due in connection with the sale of the Stock to the Buyer.

     II.  REPRESENTATIONS OF SELLER

     2.01 AUTHORIZATION; ISSUANCE, ETC. The Company represents that the Stock to be sold hereunder is duly authorized, validly issued, fully paid and non-assessable.

     2.02 LIENS, ENCUMBRANCES. The Company represents that the Stock to be sold hereunder is free and clear of all liens and encumbrances and that the Company's issuance of said Stock to Buyer will not violate any agreement, contract, judgment or law to which the Company may be a part or which may otherwise affect the Company.

     III. MISCELLANEOUS

     3.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, executors, administrators, successors and assigns.

     3.02 ENTIRE AGREEMENT. This Agreement and the documents delivered concurrently herewith or pursuant hereto contain all of the terms of the agreement among the parties with respect to the

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transactions contemplated hereby and thereby and the subject matter hereof and thereof.

     3.03 HEADINGS. The headings of the paragraphs of this Agreement are for convenience and reference only and do not form a part hereof or in any way modify, interpret, or construe the meaning of the provisions hereof.

     3.04 NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent and actually received by courier service, overnight delivery service or first class mail, postage prepaid or if transmitted (and actually received) by any telecommunication device (e.g. telex or facsimile) and addressed or sent to the respective parties' addresses specified below. Any party may change its address by giving notice in writing to the other parties of its new address.

To Buyer:               Edberg Associates, L.P.
                        356 Woodland Lane
                        Orange, Connecticut 06477
                        Attention: Dr. Stephen C. Edberg

To the Company:         Puro Water Group, Inc.
                        56-45 58th Street
                        New York, NY 11378
                        Attention: Mr. Jack C. West and
                                   Mr. Scott Levy, Co-Presidents

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With a copy to:         Lev, Berlin & Dale, P.C.
                        535 Connecticut Avenue
                        Norwalk, Connecticut 06854
                        Attention: Duane L. Berlin, Esq.

     3.05 AMENDMENTS. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by the parties hereto.

     3.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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     3.07  GOVERNING LAW.  This Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                       PURO WATER GROUP, INC.


                                       By:/s/Jack C. West
-----------------------                   ---------------------------
                                          Jack C. West
                                          Its Co-President
                                          Hereunto Duly Authorized
-----------------------


                                       By:/s/Scott Levy
-----------------------                   ---------------------------
                                          Scott Levy
                                          Its Co-President
                                          Hereunto Duly Authorized
-----------------------

                                       EDBERG ASSOCIATES LIMITED
                                       PARTNERSHIP



                                       By:/s/Stephen Charles Edberg
------------------------                  ---------------------------
                                          Stephen C. Edberg
                                          Hereunto Duly Authorized


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